SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 21, 2000

THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
(Exact name of Registrant as specified in its Charter)

Delaware	0-23323	36-4153491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2900 Texas Avenue, Bryan, Texas	77802
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (409)779-2900

N/A
(Former name or former address, if changed since last report)

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Item 5. Other Events

        The Office of Thrift Supervision (the "OTS"), as a result of an OTS examination completed in June, 2000, determined that the Registrant's wholly-owned subsidiary, First Federal Savings Bank (the "Bank") required special supervisory attention primarily due to its second chance automobile lending program and required that it enter into a Supervisory Agreement on September 22, 2000.

        The Supervisory Agreement generally addresses the development and implementation of actions, plans, policies and procedures to improve the operations and financial condition of the Bank, particularly in the areas of management, asset quality, dispositions of asset, director and executive officer compensation and transactions with affiliates and subsidiaries. In particular the board of directors of the Bank was directed to increase its participation in the affairs of the Bank and assume full responsibility for compliance with the Supervisory Agreement. The various plans, policies and procedures developed by the Bank have been approved by the OTS except as noted below.

        The Supervisory Agreement also requires the Bank to submit a written business plan by September 30, 2000, subject to the approval of the OTS , that covers the overall operation of the Bank and sets forth (i) the Bank's plans to achieve "well capitalized" status by March 31, 2001; (ii) a contingent capital plan to increase capital to avoid undercapitalization; (iii) strategies to reduce non-interest expenses, especially general and administrative expenses; (iv) the development of profitable lines of business; and (v) strategies for enhancing the viability of the North Bryan branch. There can be no assurance that the OTS will approve the Business Plan or that, in the event of such approval, that each of any element of the plan will be successfully completed.

        Management believes that otherwise the deficiencies cited by the OTS in its recent report of examination of the Bank have been cured and that the Bank is currently otherwise in substantial compliance with the Supervisory Agreement. Compliance with the Supervisory Agreement, however, is subject to a determination of compliance by the OTS at the time of the Bank's next examination, and therefore no assurance can be given that the Bank will be in compliance with the Supervisory Agreement at that time.

        The Supervisory Agreement will remain in effect until modified, terminated or suspended by the OTS. A failure to comply with the Supervisory Agreement could result in the initiation of a formal enforcement action by the OTS, including the imposition of civil money penalties.

        The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Supervisory Agreement attached hereto.

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       When used in this Current Report on Form 8-K the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "hope," "estimate," "project," "believe" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Registrant, wishes to caution readers not to place undue reliance of any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities, and competitive and regulatory factors, could affect the financial performance of the Registrant or the Bank and could cause their results for future periods to differ materially from those anticipated or projected.

       The Registrant, does not undertake, and specially disclaims any obligations, to publicly release the result of any revisions which may be made to any forward-looking statements in order to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) EXHIBITS

        99        Supervisory Agreement dated September 22, 2000 between the Office of Thrift
                       Supervision and First Federal Savings Bank

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
Date: December 21, 2000	By: /s/ Gary A. Snoe Gary A. Snoe Chairman of the Board

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Supervisory Agreement dated September 22, 2000 between the Office of Thrift Supervision and First Federal Savings Bank